Exhibit 99.5

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

In this Exhibit 99.5, references to “Simmons”, the “Company,” “we,” “our” and “us” mean Simmons First National Corporation including, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries. The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our announced acquisitions of Delta Trust & Banking Corporation (“Delta Trust”), Community First Bancshares, Inc. (“Community First”), and Liberty Bancshares, Inc. (“Liberty”) and our acquisition of Metropolitan National Bank (“Metropolitan”) which closed on November 25, 2013. The unaudited pro forma combined condensed consolidated balance sheets combine the historical financial information of the Company and Delta Trust, Community First and Liberty as of March 31, 2014, and assume that the acquisitions were completed on that date. This balance sheet includes Metropolitan in our historical information, as the Metropolitan acquisition closed on November 25, 2013. The unaudited pro forma combined condensed consolidated statements of income for the three-month period ended March 31, 2014 and the twelve-month period ended December 31, 2013 give effect to the acquisitions as if the transactions had been completed on January 1, 2013. As the Metropolitan acquisition was completed on November 25, 2013, the full results if its operations are included in the Company’s results for the three months ended March 31, 2014.  For the full-year ended December 31, 2013, the historical results of Metropolitan’s operations for the approximately 11-month period ended November 25, 2013 have been shown separately, while the results subsequent to acquisition are included in the Company’s historical results.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

Unaudited Pro Forma Combined Condensed
Consolidated Balance Sheets
As of March 31, 2014

		Acquisition
(in thousands, except share and per share data)	Simmons Historical	Delta Trust Historical	Delta Trust Pro Forma Acquisition Adjustments		Pro Forma Simmons and Delta Trust Combined

ASSETS
Cash and non-interest bearing balances due from banks	$48,018	$9,685	$(14,131)	(A), (B)	$43,572
Interest-bearing balances due from banks	474,118	25,321	-		499,439
Cash and cash equivalents	522,136	35,006	(14,131)		543,011
Investment securities - held-to-maturity	776,615	15,966	-		792,581
Investment securities - available-for-sale	264,974	50,790	-		315,764
Mortgage loans held for sale	16,717	-	-		16,717
Assets held in trading accounts	6,865	-	-		6,865
Loans:
Loans	2,367,777	328,258	(13,800)	(C)	2,682,235
Allowance for loan losses	(26,983)	(6,028)	6,028	(D)	(26,983)
Net loans	2,340,794	322,230	(7,772)		2,655,252
FDIC indemnification asset	39,239	-	-		39,239
Premises and equipment ($23,779 held for sale)	135,667	4,433	(500)	(E)	139,600
Foreclosed assets	75,647	3,273	(760)	(F)	78,160
Interest receivable	15,102	1,465	-		16,567
Bank owned life insurance	60,714	7,438	-		68,152
Goodwill	78,529	822	26,686	(G)	106,037
Other intangible assets	14,519	152	4,826	(H)	19,497
Other assets	49,129	2,487	2,299	(B), (I)	53,915
Total assets	$4,396,647	$444,062	$10,648		$4,851,357

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$838,050	$123,229	$-		$961,279
Interest bearing transaction accounts and savings deposits	1,793,330	153,723	-		1,947,053
Time deposits	1,075,668	110,923	-		1,186,591
Total deposits	3,707,048	387,875	-		4,094,923
Federal funds purchased and securities
sold under agreements to repurchase	104,643	-	-		104,643
Other borrowings	116,970	11,128	200	(J)	128,298
Subordinated debentures	20,620	-	-		20,620
Accrued interest and other liabilities	40,694	2,354	-		43,048
Total liabilities	3,989,975	401,357	200		4,391,532
Stockholders' equity	406,672	42,705	10,448	(K)	459,825
Total liabilities and stockholders' equity	$4,396,647	$444,062	$10,648		$4,851,357
Common shares outstanding	16,311,263				17,727,930
Common equity per common share	$24.93				$25.94

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed
Consolidated Balance Sheets
As of March 31, 2014

		Acquisitions
(in thousands, except share and per share data)	Pro Forma Simmons and Delta Trust Combined	Community First Historical	Liberty Historical	Pro Forma Acquisition Adjustments		Pro Forma Combined

ASSETS
Cash and non-interest bearing balances due from banks	$43,572	$21,453	$19,555	$(10,308)	(1)	$74,272
Interest-bearing balances due from banks	499,439	28,215	80,058	-		607,712
Cash and cash equivalents	543,011	49,668	99,613	(10,308)		681,984
Investment securities - held-to-maturity	792,581	200	-	-		792,781
Investment securities - available-for-sale	315,764	677,474	94,456	-		1,087,694
Mortgage loans held for sale	16,717	7,857	1,688	-		26,262
Assets held in trading accounts	6,865	-	-	-		6,865
Loans:						-
Loans	2,682,235	1,121,124	809,159	(43,980)	(2)	4,568,538
Allowance for loan losses	(26,983)	(16,011)	(11,300)	27,311	(3)	(26,983)
Net loans	2,655,252	1,105,113	797,859	(16,669)		4,541,555
FDIC indemnification asset	39,239	-	-	-		39,239
Premises and equipment ($23,779 held for sale)	139,600	44,317	35,172	(3,250)	(4)	215,839
Foreclosed assets	78,160	4,145	1,762	(250)	(5)	83,817
Interest receivable	16,567	6,412	3,935	-		26,914
Bank owned life insurance	68,152	21,614	16,510	-		106,276
Goodwill	106,037	2,293	3,063	215,321	(6)	326,714
Other intangible assets	19,497	874	883	31,648	(7)	52,902
Other assets	53,915	17,863	7,315	1,404	(1), (8)	80,497
Total assets	$4,851,357	$1,937,830	$1,062,256	$217,896		$8,069,339

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$961,279	$192,012	$132,531	$-		$1,285,822
Interest bearing transaction accounts and savings deposits	1,947,053	887,507	540,224	-		3,374,784
Time deposits	1,186,591	510,359	212,341	1,634	(9)	1,910,925
Total deposits	4,094,923	1,589,878	885,096	1,634		6,571,531
Federal funds purchased and securities
sold under agreements to repurchase	104,643	33,967	-	-		138,610
Other borrowings	128,298	102,075	46,237	1,100	(10)	277,710
Subordinated debentures	20,620	27,100	20,620	-		68,340
Accrued interest and other liabilities	43,048	15,560	8,819	1,200	(11)	68,627
Total liabilities	4,391,532	1,768,580	960,772	3,934		7,124,818
Preferred stock	-	30,852	-	-		30,852
Common equity	459,825	138,398	101,484	213,962		913,669
Total stockholders' equity	459,825	169,250	101,484	213,962	(12)	944,521
Total liabilities and stockholders' equity	$4,851,357	$1,937,830	$1,062,256	$217,896		$8,069,339
Common shares outstanding	17,727,930					29,599,117
Common equity per common share	$25.94					$30.87

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed
Consolidated Statements of Income
For the Three Months Ended March 31, 2014

		Acquisition
(in thousands, except share and per share data)	Simmons Historical	Delta Trust Historical	Delta Trust Pro Forma Acquisition Adjustments		Pro Forma Simmons and Delta Trust Combined

INTEREST INCOME
Loans, including fees	$40,200	$3,721	$421	(L)	$44,342
Investment securities and other	4,834	276	-	(M)	5,110
TOTAL INTEREST INCOME	45,034	3,997	421		49,452
INTEREST EXPENSE
Deposits	2,269	454	-		2,723
Federal funds purchased and securities
sold under agreements to repurchase	53	-	-		53
Other borrowings	1,167	45	-	(N)	1,212
TOTAL INTEREST EXPENSE	3,489	499	-		3,988
NET INTEREST INCOME	41,545	3,498	421		45,464
Provision for loan losses	908	262	-	(O)	1,170
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	40,637	3,236	421		44,294
NON-INTEREST INCOME
Trust income	1,537	584	-		2,121
Service charges on deposit accounts	6,068	120	-		6,188
Other service charges and fees	1,866	1,111	-		2,977
SBA and Mortgage banking income	810	-	-		810
Credit card fees	4,600	-	-		4,600
Investment banking income	181	-	-		181
Bank owned life insurance income	330	56	-		386
Gain (loss) on sale of securities, net	-	1	-		1
Net gain (loss) on assets covered by FDIC loss share agreements	(7,370)	-	-		(7,370)
Other income	1,176	482	-		1,658
TOTAL NON-INTEREST INCOME	9,198	2,354	-		11,552
NON-INTEREST EXPENSE
Salaries and employee benefits	22,464	2,699	-		25,163
Occupancy expense, net	3,890	281	-		4,171
Furniture and equipment expense	2,014	175	-		2,189
Other real estate and foreclosure expense	873	4	-		877
Deposit insurance	668	81	-		749
Merger related costs	1,272	-	-	(P)	1,272
Other operating expenses	13,370	736	124	(Q)	14,230
TOTAL NON-INTEREST EXPENSE	44,551	3,976	124		48,651
NET INCOME BEFORE INCOME TAXES	5,284	1,614	297		7,195
Provision for income taxes	932	561	116	(R)	1,609
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,352	$1,053	$181		$5,586
BASIC EARNINGS PER COMMON SHARE	$0.27				$0.32
DILUTED EARNINGS PER COMMON SHARE	$0.27				$0.32
Weighted average common shares outstanding - basic	16,270,149			(S)	17,686,816
Weighted average common shares outstanding - diluted	16,309,868			(S)	17,726,535

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed
Consolidated Statements of Income
For the Three Months Ended March 31, 2014

		Acquisitions
(in thousands, except share and per share data)	Pro Forma Simmons and Delta Trust Combined	Community First Historical	Liberty Historical	Community First and Liberty Pro Forma Acquisition Adjustments		Pro Forma Combined

INTEREST INCOME
Loans, including fees	$44,342	$14,636	$11,209	$2,136	(13)	$72,323
Investment securities and other	5,110	4,589	524	-		10,223
TOTAL INTEREST INCOME	49,452	19,225	11,733	2,136		82,546
INTEREST EXPENSE
Deposits	2,723	2,281	758	-	(14)	5,762
Federal funds purchased and securities						-
sold under agreements to repurchase	53	17	-	-		70
Other borrowings	1,212	564	181	(63)	(15)	1,894
TOTAL INTEREST EXPENSE	3,988	2,862	939	(63)		7,726
NET INTEREST INCOME	45,464	16,363	10,794	2,199		74,820
Provision for loan losses	1,170	166	2	-	(16)	1,338
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	44,294	16,197	10,792	2,199		73,482
NON-INTEREST INCOME
Trust income	2,121	4	-	-		2,125
Service charges on deposit accounts	6,188	1,389	1,118	-		8,695
Other service charges and fees	2,977	2,240	1,238	-		6,455
SBA and Mortgage banking income	810	948	845	-		2,603
Credit card fees	4,600	-	-	-		4,600
Investment banking income	181	60	-	-		241
Bank owned life insurance income	386	135	122	-		643
Gain (loss) on sale of securities, net	1	723	(20)	-		704
Net gain (loss) on assets covered by FDIC loss share agreements	(7,370)	-	-	-		(7,370)
Other income	1,658	256	147	-		2,061
TOTAL NON-INTEREST INCOME	11,552	5,755	3,450	-		20,757
NON-INTEREST EXPENSE
Salaries and employee benefits	25,163	8,238	4,139	-		37,540
Occupancy expense, net	4,171	1,548	544	-		6,263
Furniture and equipment expense	2,189	453	730	-		3,372
Other real estate and foreclosure expense (income)	877	(1,010)	660	-		527
Deposit insurance	749	250	104	-		1,103
Merger related costs	1,272	-	-	-	(17)	1,272
Other operating expenses	14,230	3,223	1,973	833	(18)	20,259
TOTAL NON-INTEREST EXPENSE	48,651	12,702	8,150	833		70,336
NET INCOME BEFORE INCOME TAXES	7,195	9,250	6,092	1,366		23,903
Provision for income taxes	1,609	3,141	1,777	533	(19)	7,060
NET INCOME	$5,586	$6,109	$4,315	$833		$16,843
Dividends on preferred stock	-	(77)	-	-		(77)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,586	$6,032	$4,315	$833		$16,766
BASIC EARNINGS PER COMMON SHARE	$0.32					$0.57
DILUTED EARNINGS PER COMMON SHARE	$0.32					$0.57
Weighted average common shares outstanding - basic	17,686,816				(20)	29,558,003
Weighted average common shares outstanding - diluted	17,726,535				(20)	29,597,722

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed
Consolidated Statements of Income
For the Year Ended December 31, 2013

		Acquisitions
(in thousands, except share and per share data)	Simmons Historical	Metropolitan Historical	Delta Trust Historical	Pro Forma Acquisition Adjustments		Simmons Pro Forma Combined with Delta Trust and Metropolitan

INTEREST INCOME
Loans, including fees	$128,638	$26,441	$17,192	$5,261	(L)	$177,532
Investment securities and other	14,475	5,366	1,216	345	(M)	21,402
TOTAL INTEREST INCOME	143,113	31,807	18,408	5,606		198,934
INTEREST EXPENSE
Deposits	8,399	2,871	2,059	-		13,329
Federal funds purchased and securities
sold under agreements to repurchase	219	29	-	-		248
Other borrowings	3,645	129	185	1,270	(N)	5,229
TOTAL INTEREST EXPENSE	12,263	3,029	2,244	1,270		18,806
NET INTEREST INCOME	130,850	28,778	16,164	4,336		180,128
Provision for loan losses	4,118	500	951	-	(O)	5,569
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	126,732	28,278	15,213	4,336		174,559
NON-INTEREST INCOME
Trust income	5,842	343	1,849	-		8,034
Service charges on deposit accounts	18,815	8,549	568	-		27,932
Other service charges and fees	3,458	5,825	928	-		10,211
SBA and Mortgage banking income	4,592	-	-	-		4,592
Credit card fees	17,372	-	-	-		17,372
Investment banking income	1,811	-	3,421	-		5,232
Bank owned life insurance income	1,319	-	211	-		1,530
Gain (loss) on sale of securities, net	(151)	101	13	-		(37)
Net gain (loss) on assets covered by FDIC loss share agreements	(16,188)	-	-	-		(16,188)
Other income	3,746	2,772	255	-		6,773
TOTAL NON-INTEREST INCOME	40,616	17,590	7,245	-		65,451
NON-INTEREST EXPENSE
Salaries and employee benefits	74,078	19,661	10,087	-		103,826
Occupancy expense, net	10,034	4,955	969	-		15,958
Furniture and equipment expense	7,623	2,523	749	-		10,895
Other real estate and foreclosure expense (income)	1,337	744	572	-		2,653
Deposit insurance	2,482	2,015	318	-		4,815
Merger related costs	6,376	-	-	-	(P)	6,376
Other operating expenses	32,882	11,759	3,366	1,400	(Q)	49,407
TOTAL NON-INTEREST EXPENSE	134,812	41,657	16,061	1,400		193,930
NET INCOME BEFORE INCOME TAXES	32,536	4,211	6,397	2,936		46,080
Provision for income taxes	9,305	-	2,133	1,145	(R)	12,583
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$23,231	$4,211	$4,264	$1,791		$33,497
BASIC EARNINGS PER COMMON SHARE	$1.42					$1.89
DILUTED EARNINGS PER COMMON SHARE	$1.42					$1.89
Weighted average common shares outstanding - basic	16,339,335				(S)	17,756,002
Weighted average common shares outstanding - diluted	16,352,167				(S)	17,768,834

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed
Consolidated Statements of Income
For the Year Ended December 31, 2013

		Acquisitions
(in thousands, except share and per share data)	Simmons Combined with Metropolitan and Delta Trust	Community First Historical	Liberty Historical	Pro Forma Acquisition Adjustments		Pro Forma Combined

INTEREST INCOME
Loans, including fees	$177,532	$57,999	$47,392	$8,543	(13)	$291,466
Investment securities and other	21,402	15,805	1,567	-		38,774
TOTAL INTEREST INCOME	198,934	73,804	48,959	8,543		330,240
INTEREST EXPENSE
Deposits	13,329	10,877	3,966	(1,634)	(14)	26,538
Federal funds purchased and securities						-
sold under agreements to repurchase	248	74	1	-		323
Other borrowings	5,229	2,185	739	(300)	(15)	7,853
TOTAL INTEREST EXPENSE	18,806	13,136	4,706	(1,934)		34,714
NET INTEREST INCOME	180,128	60,668	44,253	10,477		295,526
Provision for loan losses	5,569	977	2,196	-	(16)	8,742
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	174,559	59,691	42,057	10,477		286,784
NON-INTEREST INCOME
Trust income	8,034	40	-	-		8,074
Service charges on deposit accounts	27,932	6,339	4,656	-		38,927
Other service charges and fees	10,211	8,178	4,909	-		23,298
SBA and Mortgage banking income	4,592	5,946	4,210	-		14,748
Credit card fees	17,372	-	-	-		17,372
Investment banking income	5,232	156	-	-		5,388
Bank owned life insurance income	1,530	600	414	-		2,544
Gain (loss) on sale of securities, net	(37)	572	(1)	-		534
Net gain (loss) on assets covered by FDIC loss share agreements	(16,188)	-	-	-		(16,188)
Other income (loss)	6,773	1,186	(80)	-		7,879
TOTAL NON-INTEREST INCOME	65,451	23,017	14,108	-		102,576
NON-INTEREST EXPENSE
Salaries and employee benefits	103,826	32,791	18,252	-		154,869
Occupancy expense, net	15,958	5,910	2,091	-		23,959
Furniture and equipment expense	10,895	1,725	2,848	-		15,468
Other real estate and foreclosure expense	2,653	669	729	-		4,051
Deposit insurance	4,815	1,025	509	-		6,349
Merger related costs	6,376	-	-	-	(17)	6,376
Other operating expenses	49,407	13,537	8,516	3,330	(18)	74,790
TOTAL NON-INTEREST EXPENSE	193,930	55,657	32,945	3,330		285,862
NET INCOME BEFORE INCOME TAXES	46,080	27,051	23,220	7,147		103,498
Provision for income taxes	12,583	8,639	8,019	2,787	(19)	32,028
NET INCOME	$33,497	$18,412	$15,201	$4,360		$71,470
Dividends on preferred stock	-	(1,542)	-	-		(1,542)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$33,497	$16,870	$15,201	$4,360		$69,928
BASIC EARNINGS PER COMMON SHARE	$1.89					$2.36
DILUTED EARNINGS PER COMMON SHARE	$1.89					$2.36
Weighted average common shares outstanding - basic	17,756,002				(20)	29,627,189
Weighted average common shares outstanding - diluted	17,768,834				(20)	29,640,021

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

Note 1.  Basis of Presentation

The unaudited pro forma combined condensed consolidated financial statements and explanatory notes show the impact on the historical financial condition and results of operations of Simmons resulting from the Metropolitan, Delta Trust, Community First, and Liberty acquisitions under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Metropolitan, Delta Trust, Community First, and Liberty are recorded by Simmons at their respective fair values as of the date the transaction is completed. The unaudited pro forma combined condensed consolidated balance sheets combine the historical financial information of Simmons (which includes Metropolitan) and Delta Trust, Community First, and Liberty as of March 31, 2014, and assume that the Delta Trust, Community First, and Liberty acquisitions were completed on that date. The unaudited pro forma combined condensed consolidated statements of income for the three-month period ended March 31, 2014, and for the year ended December 31, 2013, give effect to the Metropolitan, Delta Trust, Community First, and Liberty acquisitions as if the transactions had been completed on January 1, 2013.

Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Simmons’ balance sheet. In addition, certain anticipated nonrecurring costs associated with the Metropolitan, Delta Trust, Community First, and Liberty acquisitions such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of income and will be expensed as incurred.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the unaudited pro forma combined condensed consolidated statement of income for the three-month period ended March 31, 2014 and for the year ended December 31, 2013, Simmons assumed no adjustments to the historical amount of Metropolitan’s, Delta Trust’s, Community First’s, and Liberty’s provision for credit losses. If such adjustments were estimated, there could be a significant change to the historical amounts of provision for credit losses presented.

The pro forma information is presented in two stages.  The first stage presents the results of Metropolitan (for the statement of income for the full-year ended December 31, 2013) and Delta Trust as combined with the historical results of the Company and reflecting pro forma adjustments.  The Delta Trust transaction does not require approval by the Simmons’ shareholders and is not a significant acquisition under SEC definitions and, while not required to be presented, was provided for information purposes only.  The Metropolitan acquisition was completed on November 25, 2013 and is presented the approximately 11-month period ended November 25, 2013 in order to reflect the pro forma effect of the acquisition on our full-year ended December 31, 2013 results.  The second stage presents the combined results of Simmons with Metropolitan and Delta Trust, with the historical results and pro forma adjustments for Community First and Liberty.  These transactions combined are significant and are subject to shareholder approval.

Note 2.  Merger and Acquisition Integration Costs

The retail branch operations, commercial lending activities, mortgage banking operations, trust and investment services, along with all other operations of Delta Trust, Community First, and Liberty will be integrated into Simmons First National Bank. The operation integration and the system conversion for Delta Trust are scheduled for October 2014. The operation integration and the system conversion for Liberty are scheduled for the second quarter of 2015. The operation integration and the system conversion for Community First are scheduled for the third quarter of 2015.

The specific details of the plan to integrate the operations of Delta Trust, Community First and Liberty will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where we may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain premises, furniture and equipment. Simmons also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note 3.  Estimated Annual Cost Savings and Revenue Enhancements

Simmons expects to realize cost savings and to generate revenue enhancements from the Metropolitan, Delta Trust, Community First and Liberty acquisitions. Revenue enhancements are expected from an expansion of trust services, SBA lending activities, consumer finance products and credit card services to the larger footprint of the Company. Cost savings for Delta Trust and Metropolitan are projected at 35% of non-interest expense; cost savings for Liberty are projected at 30% of non-interest expense; and cost savings for Community First are projected at 20% of non-interest expense.  These cost savings and revenue enhancements are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 4.  Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information presented for Delta Trust and Metropolitan. All adjustments are based on current assumptions and valuations, which are subject to change.  Unless otherwise noted, all adjustments are based on assumptions and valuations as of the merger agreement dates for the respective pending acquisitions and are subject to change.

(A)
The consideration to be paid for Delta Trust is projected to be a mix of cash and common stock, at the election of each Delta Trust shareholder, with the cash portion of the merger consideration paid to Delta Trust shareholders limited to approximately $10 million.  The pro forma adjustment assumes that the maximum amount of cash consideration will be paid to Delta Trust shareholders and that the stock consideration will approximate $53.2 million (based on the Company’s closing stock price of $37.52 on March 20, 2014 and a fixed exchange ratio of 15.1428 shares of Simmons’ common stock for each share of Delta Trust’s common stock, per the Agreement and Plan of Merger, dated as of March 24, 2014 between Simmons and Delta Trust (the “Delta Trust Merger Agreement”)), subject to potential adjustments.

An additional $2 million of cash consideration is expected to be paid by Delta Trust, prior to close, to cash out Delta Trust stock options outstanding.

(B)
Represents seller-incurred merger expenses, which are expected to be paid immediately prior to the merger closing date, and the related tax benefit. Seller-incurred merger expenses are $2.1 million for Delta Trust and the related tax benefit is $831,000.

Estimated Simmons’-incurred merger expenses primarily including severance, professional, legal and conversion related expenditures, are not reflected in the combined balance sheet as these integration costs will be expensed by Simmons as required by U.S. generally accepted accounting principles, or GAAP.

(C)	Simmons has evaluated the acquired loan portfolio to estimate the necessary credit and interest rate fair value adjustments.

Once the acquisition has closed, Simmons will finalize its determination of the fair value of acquired loans which could significantly change both the amount and the composition of these estimated purchase accounting adjustments.

(D)	Purchase accounting reversal of Delta Trust’s allowance for loan losses, which cannot be carried over in accordance with GAAP.

(E)	Adjustment made to reflect the estimated fair value of acquired premises and equipment, including all branches.

(F)	Adjustment made to reflect the estimated fair value of acquired OREO properties.

(G)
Adjustment represents the excess of the consideration paid over the fair value of net assets acquired, net of the reversal of Delta Trust’s previously recorded goodwill of $822,000.  The reconciliation of the purchase price to goodwill recorded can be summarized as follows (in thousands):

	Delta Trust
Fair value of common shares issued		$53,153
Cash consideration		10,052

Total pro forma purchase price		$63,205

Fair value of assets acquired:
Cash and cash equivalents	$30,927
Investment securities	66,756
Net loans	314,458
Bank premise and equipment	3,933
OREO, net of valuation allowance	2,513
Core deposit intangible	4,978
Other assets	13,689

Total assets	437,254

Fair value of liabilities assumed:
Deposits	387,875
Other borrowings	11,328
Other liabilities	2,354

Total liabilities	401,557

Net assets acquired		$35,697

Preliminary pro forma goodwill		$27,508

(H)
Preliminary purchase accounting adjustment to establish a core deposit intangible in recognition of the fair value of core deposits acquired, which is approximately 1.9% of core deposit liabilities. This intangible asset represents the value of the relationships that Delta Trust had with their deposit customers as of the date of the Delta Trust Merger Agreement. The preliminary fair value was estimated based on a discounted cash flow methodology that gave consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.

The adjustment includes a credit of $152,000 to reverse the intangibles recorded by Delta Trust prior to its pending acquisition by Simmons.

(I)	Includes a net deferred tax asset adjustment based on 39% of fair value adjustments related to the acquired assets and assumed liabilities and on a calculation of future tax benefits.

This adjustment also includes write-off of $250,000 of miscellaneous assets with no fair value.

(J)	Adjustment made to reflect the estimated fair value of FHLB Advances.

(K)
To reflect the stock consideration expected to be paid, net of the purchase accounting reversal of previously existing equity accounts.  As discussed in item (A), the consideration for Delta Trust is expected to be a mix of stock and cash.  Assuming the maximum amount of cash allowable under the Delta Trust Merger Agreement is paid to the shareholders of Delta Trust, the stock consideration expected to be paid is $53.2 million based on the assumptions set forth in item (A).

(L)
Simmons has evaluated the acquired loan portfolio to estimate the necessary credit and interest rate fair value adjustments. Subsequently, the accretable portion of the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying loans. For purposes of the pro forma impact on the three months ended March 31, 2014 and the year ended December 31, 2013, the net discount accretion was calculated by summing monthly estimates of accretion/amortization on each loan pool, which was calculated based on the remaining maturity of each loan pool. The overall weighted average maturity of the loan portfolio is approximately 3.01 years. The 2013 pro forma accretion income projected for Delta Trust and Metropolitan is $1.7 million and $3.6 million, respectively.  The estimated non-accretable yield portion of the net discount of approximately $7.1 million for Delta Trust will not be accreted into earnings.

(M)
Simmons has made an adjustment to reflect the estimated fair value of acquired held-to- maturity investment securities acquired with Metropolitan; no adjustment was necessary for Delta Trust as the fair value of their held-to-maturity investment securities approximated carrying value. Subsequently, the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying securities, which is approximately 6 years. This adjustment represents Simmons’ best estimate of the expected accretion on 2013.

(N)
Simmons has made an adjustment to reflect the estimated fair value of FHLB advances based on current interest rates for comparable borrowings. The fair value adjustment will be accreted into earnings, using the level yield method, as a reduction of the cost of such borrowings over an estimated life of one year.  The 2013 pro forma accretion impact projected for Delta Trust is $100,000 and for Metropolitan is $1.2 million.

(O)	Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of credit losses.

(P)
Historical merger related costs for Simmons are primarily related to the acquisition of Metropolitan National Bank, which was completed on November 25, 2013.  Estimated merger related expenses of $2.1 million for Delta Trust, primarily severance, professional, legal and conversion related expenditures, are not reflected in the combined income statements as they are nonrecurring expenses. These integration costs will be expensed by Simmons as required by GAAP.

(Q)
The core deposit intangible will be amortized over ten years on a straight-line basis.  The annual pro forma amortization expense projected for Delta Trust and Metropolitan is $498,000 and $902,000, respectively.  The first quarter 2014 pro forma amortization income impact for Delta Trust is $124,000. The pro forma amortization income impact for Metropolitan of $225,000 for the quarter is included in Simmons’ historical amounts.

(R)	Reflects the tax impact of the pro forma acquisition adjustments at Simmons’ marginal income tax rate of 39%.

(S)	Pro forma weighted average shares outstanding assumes the maximum cash election in the Delta Trust acquisition.

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information presented for Community First and Liberty. All adjustments are based on current assumptions and valuations, which are subject to change.  Unless otherwise noted, all adjustments are based on assumptions and valuations as of the merger agreement dates for the respective pending acquisitions and are subject to change.

(1)
Represents seller-incurred merger expenses which are expected to be paid immediately prior to the merger closing date, net of the related tax benefit. Community First’s merger expenses are estimated to be $6.6 million with a related tax benefit of $2.6 million. Liberty’s merger expenses are estimated to be $5.6 million, with a related tax benefit of $2.2 million.

Simmons’-incurred estimated merger related expenses primarily for severance, professional, legal and conversion related expenditures, are not reflected in the combined balance sheet as these integration costs will be expensed by Simmons as required by GAAP.

Also includes $1.8 million in cash proceeds expected to be received for the exercise of stock options prior to the merger.

(2)	Adjustments made to reflect the estimated fair value of the acquired loan portfolios, allocated to each target as described below.

Community First: The total adjustment of ($25.9) million is comprised of approximately $4.6 million of non-accretable credit adjustments and approximately $21.3 million of accretable yield adjustments.

Liberty: The total adjustment of ($18.1) million is comprised of approximately $5.2 million of non-accretable credit adjustments and approximately $12.9 million of accretable yield adjustments.

Once each acquisition has closed, Simmons will finalize its determination of the fair value of acquired loans which could significantly change both the amount and the composition of these estimated purchase accounting adjustments.

(3)	Purchase accounting reversal of each target’s allowance for loan losses, which cannot be carried over in accordance with GAAP.

(4)	Adjustment made to reflect the estimated fair value of acquired premises and equipment, including all branches. Adjustment is ($750,000) for Community First, and ($2.5) million for Liberty.

(5)
Adjustment made to reflect the estimated fair value of acquired OREO properties.  Adjustment is for OREO properties held by Community First; no adjustment is expected for OREO properties held by Liberty.

(6)
Adjustment represents the excess of the consideration paid over the fair value of net assets acquired, net of the reversal of Community First’s and Liberty’s previously recorded goodwill of $2.3 million and $3.1 million, respectively. The reconciliation of the purchase price to goodwill recorded can be summarized as follows (in thousands):

	Community First		Liberty
Fair value of common shares issued		$245,088		$208,756
Fair value of preferred shares		30,852		-

Total pro forma purchase price		$275,940		$208,756

Fair value of assets acquired:
Cash and cash equivalents	$43,070		$95,903
Investment securities	677,674		94,456
Loans held for sale	7,857		1,688
Net loans	1,095,275		791,028
Bank premise and equipment	43,567		32,672
OREO, net of valuation allowance	3,895		1,762
Core deposit intangible	20,613		12,792
Other assets	45,852		29,201

Total assets	1,937,803		1,059,502

Fair value of liabilities assumed:
Deposits	1,591,512		885,096
Fed funds purchased and securities sold under agreements to repurchase	33,967		-
Other borrowings	103,075		46,337
Subordinated debentures	27,100		20,620
Other liabilities	16,160		9,419

Total liabilities	1,771,814		961,472

Net assets acquired		$165,989		$98,030

Preliminary pro forma goodwill		$109,951		$110,726

(7)
Preliminary purchase accounting adjustment to establish a core deposit intangible in recognition of the fair value of core deposits acquired, which is approximately 1.9% of core deposit liabilities for Community First and Liberty. This intangible asset represents the value of the relationships that Community First and Liberty had with their deposit customers as of the date of acquisition. The preliminary fair value was estimated based on a discounted cash flow methodology that gave consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.  A core deposit intangible asset of $20.6 million for Community First and $12.8 million for Liberty.

The adjustment includes a credit of $1.8 million to reverse the intangibles recorded by Community First and Liberty prior to their pending acquisition by Simmons.

(8)
Includes a net deferred tax asset adjustment of $1.8 million based on 39% of fair value adjustments related to the acquired assets and assumed liabilities and on a calculation of future tax benefits.  Community First is estimated to have a net deferred tax asset adjustment of $400,000. Liberty is estimated to have a net deferred tax asset adjustment of $1.4 million.

This adjustment also includes write-off of $400,000 of miscellaneous assets with no fair value at Community First.

(9)
Adjustment made to reflect the estimated fair value premium of Community First’s time deposits. The fair value was estimated using a discounted cash flow methodology based on current market rates for similar remaining maturities.  No adjustment was necessary for Liberty as the rates and terms of their time deposits approximated current market terms.

(10)	Adjustment made to reflect the estimated fair value of FHLB advances, of which $1 million is attributable to Community First and $100,000 is attributable to Liberty.

(11)	Adjustment made to reflect the estimated fair value of miscellaneous liabilities not previously recorded by Community First ($600,000) and Liberty ($600,000).

(12)
To reflect the common stock consideration expected to be paid for each acquisition, net of the purchase accounting reversal of their previously existing equity accounts.  Community First and Liberty are both 100% stock transactions.  The common stock consideration expected to be paid for Community First is $245.1 million (based on the Company’s closing price of $37.00 per share on May 2, 2014 and the fixed exchange ratio of 17.9875 shares of Simmons’ common stock for each share of Community First’s common stock, per the Agreement and Plan of Merger, dated as of May 6, 2014, between Simmons and Community First (the “Community First Merger Agreement”)), subject to potential adjustments; Community First’s outstanding preferred stock will be converted to one share of Simmons Series A Senior Non-Cumulative Perpetual Preferred Stock. The stock consideration expected to be paid for Liberty is $208.8 million (based on the Company’s closing price of $39.79 per share on May 23, 2014 and the fixed exchange ratio of 1.0000 per the Liberty Merger Agreement), subject to potential adjustments.

(13)
Simmons has evaluated the acquired loan portfolio to estimate the necessary credit and interest rate fair value adjustments. Subsequently, the accretable portion of the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying loans. For purposes of the pro forma impact on the three months ended March 31, 2014 and the year ended December 31, 2013, the net discount accretion was calculated by summing monthly estimates of accretion/amortization on each loan pool, which was calculated based on the remaining maturity of each loan pool. The overall weighted average maturity of the loan portfolio is approximately 5.62 years for Community First and 5.83 years for Liberty. The estimated non-accretable yield portion of the net discount of approximately $9.8 million for Community First and Liberty combined will not be accreted into earnings.

(14)
Simmons has made an adjustment to reflect the estimated fair value of time deposits based on current interest rates for comparable deposits. The fair value adjustment will be accreted into earnings as a reduction of the cost of such time deposits over an estimated life of one year using the level yield method.

(15)
Simmons has made an adjustment to reflect the estimated fair value of FHLB Advances based on current interest rates for comparable borrowings. The fair value adjustment will be accreted into earnings, using the level yield method, as a reduction of the cost of such borrowings over an estimated life of one year for Liberty and two years for Community First.

(16)	Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of credit losses.

(17)
Historical merger related costs for Simmons are primarily related to the acquisition of Metropolitan National Bank, which was completed on November 25, 2013.  Estimated merger related expenses of $6.6 million for Community First and $5.6 million for Liberty, primarily severance, professional, legal and conversion related expenditures are not reflected in the combined income statements as they are nonrecurring expenses. These integration costs will be expensed by Simmons as required by GAAP.

(18)
The core deposit intangible will be amortized over ten years on a straight-line basis.   The annual amortization expense will be approximately $2.0 million and $1.3 million for Community First and Liberty, respectively.

(19)	Reflects the tax impact of the pro forma acquisition adjustments at Simmons’ marginal income tax rate of 39%.

(20)	Pro forma weighted average common shares outstanding assumes 6,624,000 common shares issued for Community First and 5,247,187 common shares issued for Liberty.